EXHIBIT 99.1

CONTANGO OIL & GAS COMPANY

NEWS RELEASE

Contango Announces the Sale of its Interest in Eastern Core

Fayetteville Shale Properties for Approximately $128 million.

JANUARY 4, 2008 – HOUSTON, TEXAS – Contango Oil & Gas Company (AMEX:MCF) announced today that it has entered into a definitive agreement with XTO Energy Inc. (“XTO”)(NYSE: XTO) to sell the remaining Eastern core of its Arkansas Fayetteville Shale properties (approximately 11,200 acres, net to Contango) for approximately $128 million, net to Contango’s 56% interest. Together, in this transaction, Contango and its partners have agreed to sell approximately 20,000 acres for approximately $236 million. The sale is expected to close in January 2008 and is subject to customary closing conditions and adjustments.

The sale is part of the Company’s previously announced review of strategic alternatives to enhance shareholder value. The sale will be effective December 1, 2007. Merrill Lynch & Co. acted as marketing and financial advisor to Contango and its partners in connection with the sale.

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, said, “Contango will once again seek to use the proceeds from this sale, assuming successful completion, to finance the purchase of producing properties utilizing a like-kind exchange structure. The combined sales proceeds for our Eastern and Western Fayetteville Shale assets were approximately $328 million.”

Contango is a Houston-based, independent natural gas and oil company. The Company’s core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. The Company also owns a 10% interest in a limited partnership formed to develop an LNG receiving terminal in Freeport, Texas, and holds investments in companies focused on commercializing environmentally preferred energy technologies. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor “forward-looking statements” provided by of the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contango Oil & Gas Company	For information, contact:
3700 Buffalo Speedway, Suite 960	Kenneth R. Peak
Houston, Texas 77098	(713) 960-1901
www.contango.com